                                               MPREMIER VUL NY
                                           Prospectus Filing  2007

                 Demonstration of how the annual investment returns of the sub-accounts were derived from the hypothetical gross rates of return, how charges against sub-account assets were deducted from the annual investment returns of the sub-accounts

                 Hypothetical Gross Annual Investment Return                         6.00%
                 less       Arithmetic Average of
                            Total Contractual Porfolio Expenses            -         0.82%
                 less       Guaranteed
                            Mortality and Expense Fee                      -         0.45%
                                                                                  ---------
                 Fund Crediting Rate (Net Annual Investment Rate)          =         4.73%

                                               MPREMIER VUL NY
                                          Prospectus Filing   May 2007

Male      Non-Smoker Plus                           Level Death Benefit  (Type A)
Age:                 45                             CVAT
Basic Amt:      995,000                             Maximum Charges
SIA:              5,000                             Assume Annual Payment of 54730 for 7 years
                                                    Hypothetical Annual Return of 6% Gross, 4.73% Net
Policy --- Year 5
                            (0a)          (0b)           (1)          (2)         (3)         (4)         (4a)           (4b)         (4c)          (4d)          (4e)           (5)           (5a)            (6)           (7)          (8)            (9)              (10)          (11)           (12)             (13)               (14)
                             BOP           BOP                                    Per         Per                        NAAR                       NAAR                       Montly           AV                          Total                       Total             EOP                          EOP               EOP               EOP
                          Contract        Accum        Premium    Per Policy    Premium      $1,000     Adjusted        Basic       Corridor      Corridor                      Cost          Before         Monthly      Contract     Surrender         Cash         Basic + SIA     Corridor       Corridor           Death             Accum
  Month       YEAR          Fund          Prems         Paid         Loads       Loads        Load         AV             DB         Factor          DB           NAAR         Of Ins        Interest       Interest        Fund        Charges       Surr Value           DB          Factor           DB            Benefits          Prems Paid

    1           5          160,606       241,705        54,730          20       10,672     400.05       204,244        995,000         2.58      526,948        793,294          312         203,931           787       204,718        1,672          203,047        1,000,000         2.67         546,598         1,000,000          297,406
    2           5          204,718       297,406             -          20            -     400.05       204,298        995,000         2.58      527,090        793,239          312         203,986           787       204,773        1,672          203,102        1,000,000         2.67         546,745         1,000,000          298,379
    3           5          204,773       298,379             -          20            -     400.05       204,353        995,000         2.58      527,232        793,184          312         204,041           787       204,829        1,672          203,157        1,000,000         2.67         546,893         1,000,000          299,356
    4           5          204,829       299,356             -          20            -     400.05       204,409        995,000         2.58      527,375        793,129          312         204,097           788       204,884        1,672          203,213        1,000,000         2.67         547,041         1,000,000          300,336
    5           5          204,884       300,336             -          20            -     400.05       204,464        995,000         2.58      527,518        793,073          312         204,152           788       204,940        1,672          203,268        1,000,000         2.67         547,190         1,000,000          301,319
    6           5          204,940       301,319             -          20            -     400.05       204,520        995,000         2.58      527,662        793,018          312         204,208           788       204,996        1,672          203,324        1,000,000         2.67         547,340         1,000,000          302,306
    7           5          204,996       302,306             -          20            -     400.05       204,576        995,000         2.58      527,806        792,962          312         204,264           788       205,052        1,672          203,381        1,000,000         2.67         547,490         1,000,000          303,296
    8           5          205,052       303,296             -          20            -     400.05       204,632        995,000         2.58      527,951        792,905          312         204,320           788       205,109        1,672          203,437        1,000,000         2.67         547,641         1,000,000          304,288
    9           5          205,109       304,288             -          20            -     400.05       204,689        995,000         2.58      528,097        792,849          312         204,377           789       205,166        1,672          203,494        1,000,000         2.67         547,792         1,000,000          305,285
   10           5          205,166       305,285             -          20            -     400.05       204,746        995,000         2.58      528,243        792,792          312         204,434           789       205,223        1,672          203,551        1,000,000         2.67         547,944         1,000,000          306,284
   11           5          205,223       306,284             -          20            -     400.05       204,803        995,000         2.58      528,390        792,735          312         204,491           789       205,280        1,672          203,608        1,000,000         2.67         548,097         1,000,000          307,287
   12           5          205,280       307,287             -          20            -     400.05       204,860        995,000         2.58      528,538        792,678          312         204,548           789       205,337        1,672          203,666        1,000,000         2.67         548,250         1,000,000          308,293

( 0a)     BOP Contract Fund - Beginning of Period Contract Fund = Ending Contract Fund from the previous month

( 0b)     BOP Accum Prem - accumulated at 4% effective annual interest rate, with annual premiums paid at the beginning of the contract year

(1)      Premium paid  = 54730

(2)      Per Policy load = $20 per month.

(3)      Sales and Admin Load = 19.5% of premium paid

(4)      Per $1,000 load  -   $0.4 per month per 1,000 of basic insurance amount + 0.41 per monthy per $1000 of supplemental insurance amount

(4a)      Adjusted AV  - Adjusted Account Value =  BOP Contract Fund +(1) - (2) - (3) - (4)

(4b)      NAAR Basic DB -  face amount plus the contract fund or Accumulated Premiums , if applicable

(4c)      Corridor factor  - cash value accumulation corridor factor for Male age 45

(4d)      NAAR Corridor DB = (6) * (7)

(4e)      NAAR -  net amount at risk = max { [(7) , (9)] /(1+RRD) ^ (1/12)} - (6). Where RRD is Risk Rate Divisor calculated at the assumed rate of 4%

(5)      Monthly Cost of Insurance - Based on 1980 CSO Age Last Birthday Male

(5a)      Account Value before Interest = (6) - (10)

(6)      Monthly Interest -   interest earned on the account value = (12) * [(1+i) ^ (1/12) -1 ] where i=4.73% is the crediting interest rate.

(7)      Total Contract Fund   -  End of Period contract fund =  (0) + (1) - (2) - (3) - (4) - (5) +(6)

(8)      Surrender Charges =  Surrender Charge premium * Surrender Charge percentage where surrender charge premium = $16716.75 and surrender charge percentage = 10% for the 5th policy year.

(9)      Total Cash Surr Value  = Cash Surrender Value corresponding to illustration year 5 = (7) - (8)

(10)      EOP Basic DB - End Of Period Death Benefit = face amount plus the contract fund or Accumulated Premiums , if applicable

(11)      Corridor factor  - cash value accumulation corridor factor for Male age 45  CVAT

(12)      EOP Corridor DB - End of Period Corridor Death Benefit = (11) * (7)

(13)      EOP Death Benefit - End of Period Death Benefit corresponding to illustration year 5 = max [ (10) , (12) ]

(14)      EOP Accum Prems Paid  - Premiums Paid accumulated at 4% interest, corresponding to illustration year 5